Exhibit 24(c)


February 19, 2003


Allen L. Leverett, Gale Klappa and Wayne Boston


Dear Sirs:

         Georgia Power Company proposes to file or join in the filing of reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the following: (1) the filing of its Annual Report on Form 10-K for the year ended December 31, 2002, and (2) the filing of its quarterly reports on Form 10-Q during 2003.
         Georgia Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.


                                          Yours very truly,

                                          GEORGIA POWER COMPANY



                                          By /s/David M. Ratcliffe
                                              David M. Ratcliffe
                                        President and Chief Executive
                                                   Officer

  /s/Juanita P. Baranco               /s/William Jerry Vereen
   Juanita P. Baranco                   William Jerry Vereen



    /s/Anna R. Cablik                      /s/Carl Ware
     Anna R. Cablik                          Carl Ware



  /s/H. Allen Franklin                 /s/E. Jenner Wood, III
   H. Allen Franklin                     E. Jenner Wood, III



  /s/L. G. Hardman III                  /s/Allen L. Leverett
  L. G. Hardman III                      Allen L. Leverett



/s/G. Joseph Prendergast                 /s/W. Ron Hinson
 G. Joseph Prendergast                     W. Ron Hinson



  /s/David M. Ratcliffe                 /s/Janice G. Wolfe
  David M. Ratcliffe                     Janice G. Wolfe



 /s/Richard W. Ussery
   Richard W. Ussery

Extract from minutes of meeting of the board of directors of Georgia Power Company.

                               - - - - - - - - - -

     RESOLVED: That for the purpose of signing reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to (a) the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and (b) quarterly filings on Form 10-Q during 2003; and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company and the members of its Board of Directors authorize their several powers of attorney to Allen L. Leverett, Gale E. Klappa and Wayne Boston.

                               - - - - - - - - - -

         The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Georgia Power Company, duly held on February 19, 2003, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  March 10, 2003                   GEORGIA POWER COMPANY


                                        By /s/Wayne Boston
                                             Wayne Boston
                                         Assistant Secretary